EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form 10-K of Oneida Financial Corp. of our report dated March 11, 2011, relating to the consolidated financial statements of Oneida Financial Corp. appearing in the Annual Report on Form 10-K of Oneida Financial Corp. for the year ended December 31, 2010.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Livingston, New Jersey
March 21, 2011